Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Jarden Corporation of our report dated February 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Jarden Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP

New York, New York

May 24, 2010